UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2006
GENVEC, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-24469	23-2705690

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
65 West Watkins Mill Road
Gaithersburg, MD

(Address of principal executive offices)
20878

(Zip Code)
(240) 632-0740

(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     Paul H. Fischer, Ph.D., President and Chief Executive Officer of GenVec, Inc. (the “Company”), will make a presentation at the Annual Shareholders Meeting on June 22, 2006. A copy of the Company’s presentation slides, attached hereto as Exhibit 99.1 and incorporated by reference herein, will be available under the Investor Relations section of the Company’s website at www.genvec.com.
     The information contained in this report on Form 8-K, including the information contained in Exhibit 99.1, is intended to be considered in the context of the Company’s Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make, by press release or otherwise from time to time. The Company disclaims any current intention to revise or update the information contained in this report, including the information contained in Exhibit 99.1, although the Company may do so from time to time as its management believes is warranted. Any such updating may be made through the furnishing or filing of other reports or documents with the SEC, through press releases or through other public disclosure.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Exhibit Title
99.1	Annual Shareholders Meeting Presentation Slides*

*	Included herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENVEC, INC.
/s/ Jeffrey W. Church
Jeffrey W. Church
Chief Financial Officer, Treasurer and Corporate Secretary

Date: June 22, 2006

EXHIBIT INDEX

Designation	Description
99.1	Annual Shareholders Meeting Presentation Slides

4